Exhibit 99.1

PAR PETROLEUM REPORTS SECOND QUARTER AND YEAR TO DATE 2014 RESULTS

•	Second Quarter 2014 Net loss of $24.7 million and Negative Adjusted EBITDA of $18.8 million

•	Six Months 2014 Net loss of $39.2 million and Negative Adjusted EBTITDA of $27.7 million

HOUSTON, TEXAS (Monday, August 11, 2014) Par Petroleum Corporation (NYSE MKT: PARR) today reported a second quarter and six months 2014 net loss of $24.7 million and $39.2 million and negative Adjusted EBITDA of $18.8 million and $27.7 million, respectively. See the reconciliation of GAAP and non-GAAP financial measures included as Attachment 2.

“We saw improvements during the early months of the quarter, however, our overall results were negatively impacted by a deterioration in crack spreads, particularly in the distillate portion of the barrel, during June. Our transition and integration of the Hawaii information and accounting systems is progressing and we are turning our focus towards cost reductions to improve overall profitability,” said William Monteleone, Chief Executive Officer. “We are actively bidding on several contracts to recapture on-island sales. In addition, we are working through the regulatory process to close the Mid Pac acquisition and expect that the transaction will close in late 2014,” continued Mr. Monteleone.

In addition, Piceance Energy’s strong operating cash flow will likely defer the previously announced capital contribution by Par of approximately $3.3 million until the first or second quarter of 2015.

The company will hold a conference call with investors on Monday, August 11, 2014 at 10:00 AM CT. See dial-in information below.

Second Quarter 2014 and Six Months 2014

The company reported a consolidated net loss of $24.7 million and negative Adjusted EBITDA of $18.8 million for the second quarter 2014. Significant non-cash items or acquisition and integration costs included in the second quarter results relate to the following:

•	$2.4 million of acquisition and integration costs related to the HIE and the Mid Pac acquisitions; and

•	$2.3 million in gains related to a change in the value of contingent consideration related to the HIE acquisition.

The company reported a consolidated net loss of $39.2 million and negative Adjusted EBITDA of $27.7 million for six months 2014. Significant non-cash items or acquisition and integration costs included in the six months results relate to the following:

•	$5.3 million of acquisition and integration costs related to the HIE and Mid Pac acquisitions;

•	$1.7 million in gains related to a change in the fair value of our common stock warrants; and

•	$4.8 million in gains related to a change in the value of contingent consideration related to the HIE acquisition.

See the reconciliation of GAAP and non-GAAP financial measures included in Attachment 2.

Refining, Distribution & Marketing

During the second quarter, the refining, distribution and marketing segment had revenue of $771.1 million, gross margin of $18.4 million, and an operating loss of $19.9 million, which includes operating expenses of $34.0 million and depreciation, depletion and amortization (DD&A) expense of $2.5 million.

During the six months, the refining, distribution and marketing segment had revenue of $1,493.0 million, gross margin of $45.4 million, and an operating loss of $31.8 million, which includes operating expenses of $67.2 million and depreciation, depletion and amortization (DD&A) expense of $4.7 million.

The refinery operated at an average throughput of 71,000 barrels per day, or 75% utilization, for the second quarter 2014. Production costs before DD&A expense (see table below) for the second quarter averaged $4.35/bbl of throughput. Gross refining margin per barrel totaled $1.63/bbl during the same period.

	YTD	Q2	Q1
Throughput (thousand bbls per day)
Heavy Crude (a)	19	17	20
Light Crude	50	54	47

Total Throughput	69	71	67

Yield (thousand bbls per day)
Gasoline and gasoline blendstocks	17	19	16
Jet fuel	17	17	17
Diesel fuel	8	9	8
Heavy fuel oils, residual products, internally produced fuel and other	28	26	27

Total Yield	70	71	68

Gross margin (in millions)	$29.50	$10.40	$19.10
Gross refining margin ($/throughput bbl) (b)	$2.37	$1.63	$3.17
Production costs before DD&A expense ($/throughput bbl) (c)	$4.44	$4.35	$4.53

(a)	We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.
(b)	Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate gross refining margin per barrel; different companies within the industry may calculate it in different ways. We calculate gross refining margin per barrel by dividing gross refining margin (revenues less feedstocks, purchased refined products, refinery fuel burn, and transportation and distribution costs) by total refining throughput.
(c)	Management uses production costs before DD&A expense per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production cost before DD&A expense per barrel; different companies within the industry calculate it in different ways. We calculate production costs before DD&A expense per barrel by dividing all direct production costs by total refining throughput.

Commodity Marketing and Logistics

During the second quarter, Texadian generated gross margin of $2.6 million vs. $3.3 million for the second quarter 2013, a decrease of approximately $0.7 million. During the second quarter 2014, segment operating income was $1.3 million which included approximately $0.5 million of DD&A expense vs. $2.2 million of operating income for the second quarter 2013 which included $0.5 million of DD&A expense.

During the six months, Texadian generated gross margin of $4.2 million vs. $13.2 million for the six months 2013, a decrease of approximately $9.0 million. During the six months, segment operating income was $1.5 million which included approximately $1.0 million of DD&A expense vs. $8.3 million of operating income for the six months 2013 which included $1.0 million of DD&A expense. Texadian profitability was lower because during early 2013 operating conditions on the Mississippi River provided the company a unique position to capture arbitrage opportunities; the conditions have since abated.

Natural Gas and Oil

Par’s investment in Piceance Energy LLC is accounted for using the equity method of accounting. During the second quarter, Piceance generated revenue of $20.7 million vs. $15.5 million for the second quarter 2013, an increase of $5.2 million. During the quarter, Piceance generated operating income of approximately $2.0 million which included $8.6 million of DD&A expense vs. operating income of $1.7 million for the second quarter 2013 which included $4.2 million of DD&A expense.

During the six months, Piceance generated revenue of $41.0 million vs. $29.5 million for the six months 2013, an increase of $11.5 million. During the six months, Piceance generated operating income of approximately $6.0 million which included $15.3 million of DD&A expense vs. operating loss of $1.8 million for the six months 2013 which included $10.7 million of DD&A expense.

The change in operating income was driven by higher natural gas and natural gas liquids pricing. Production for the second quarter 2014 was 4.3 Bcfe compared to 3.6 Bcfe for the second quarter 2013.

Conference Call

The company will host a live conference call on Monday, August 11, 2014, at 10:00 AM CT. You may listen or participate in the call by telephone or listen only on our webcast.

Attendee Audio:

Dial-In:	1(888) 517-2458 US Toll Free
Passcode:	7642445#

Live Audio Webcast:

http://event.onlineseminarsolutions.com/r.htm?e=833813&s=1&k=4F31DE4C8CA545568E02CA416CBB1829

Par Petroleum Corporation

Par Petroleum Corporation is a Houston-based company that manages and maintains interests in a variety of energy-related assets. Par is a growth company that looks for acquisitions with strong fundamentals and employees who can move the business forward.

Par, through its subsidiaries, owns and operates a 94,000 bpd refinery located in Hawaii on the island of Oahu. This refinery, together with substantial storage capacity, a 27-mile pipeline system, terminals, and retail outlets, provides a substantial portion of the energy demands of Hawaii.

Par’s largest oil and gas asset is its 33% ownership of Piceance Energy, LLC, which owns and operates natural gas properties located across approximately 40,000 acres in the Piceance Basin of Colorado.

Par also markets, transports and distributes crude petroleum-based energy products. With significant logistics capability on key pipeline systems, a rail car fleet, and a fleet of chartered barge tows, Par believes it has a competitive advantage in moving crude oil efficiently from land locked locations in the Western U.S. and Canada to the refining hubs in the Midwest, the Gulf Coast, and the East Coast.

Par’s charter contains restrictions that prohibit parties from acquiring 5% or more of Par’s common stock without the company’s prior consent.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statement other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to successfully complete the pending acquisition of Mid Pac, integrate it into our operations and realize the anticipated benefits from the acquisition; our ability to identify all potential risks and liabilities in our due diligence of Mid Pac and its business; any unexpected costs or delays, including modifications to the terms of the transaction which may be required by our compliance with HSR, in connection with the pending acquisition of Mid Pac; risks associated with the integration of HIE; the volatility of crude oil and refined product prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. Although the company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The company cannot assure that the assumptions upon which these statements are based will prove to have been correct. Important risk factors that may affect the company’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, as amended, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings.

ATTACHMENT 1

CONSOLIDATED STATEMENT OF OPERATIONS

(in millions)	Six Months ended June 30, 2014	Quarter ended June 30, 2014
Refining, distribution and marketing revenues	$1,493.0	$771.1
Commodity, marketing and logistics revenues	49.0	29.2
Natural gas and oil revenues	3.4	1.8

Total operating revenues	1,545.4	802.1
Cost of revenues, including operating expenses	(1,559.5)	(813.4)
Lease operating expense	(2.8)	(1.7)
Depreciation, depletion and amortization	(6.3)	(3.3)
Trust litigation and settlements	—	—
General and administrative expense	(10.7)	(5.7)
Acquisition and integration costs	(5.3)	(2.4)

Operating loss	(39.2)	(24.4)
Interest expense and financing costs, net	(6.9)	(3.4)
Other income	(0.1)	(0.1)
Change in value of common stock warrants	1.7	0.1
Change in value of contingent consideration	4.8	2.3
Equity earnings (losses) from Piceance Energy, LLC	0.5	0.8

Loss before income taxes	(39.2)	(24.7)
Income tax expense	—	—

Net loss	$(39.2)	$(24.7)

ATTACHMENT 2

RECONCILIATION OF GAAP AND NON-GAAP PERFORMANCE MEASURES

Adjusted EBITDA

Below is a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (GAAP) to Adjusted EBITDA (a non-GAAP financial measure) as required under Regulation G of the Securities Exchange Act of 1934:

(in millions)	Six Months ended June 30, 2014	Quarter ended June 30, 2014	Quarter ended March 31, 2014
Adjusted EBITDA	$(27.7)	$(18.8)	$(8.9)
Change in value of common stock warrants	1.7	0.1	1.6
Change in value of contingent consideration	4.8	2.3	2.5
Equity earnings (losses) from Piceance Energy, LLC	0.5	0.8	(0.2)
Acquisition and integration costs	(5.3)	(2.4)	(2.9)

EBITDA	(26.0)	(18.0)	(7.9)
Interest expense and financing costs, net	(6.9)	(3.4)	(3.5)
Depreciation, depletion and amortization expense	(6.3)	(3.3)	(3.1)
Income tax benefit (expense)	—	—	(0.1)

Net loss	$(39.2)	$(24.7)	$(14.6)

Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, we believe Adjusted EBITDA is a useful supplemental financial measure to assess:

•	The financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of our assets to generate cash to pay interest on our indebtedness; and

•	Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.

Adjusted EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA as an analytical tool include:

•	Adjusted EBITDA does not reflect the Company’s current or future requirements for capital expenditures or capital commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, the Company’s debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Gross Margin

Below is a reconciliation of operating (loss) income as presented in accordance with United States generally accepted accounting principles (GAAP) to gross margin (a non-GAAP financial measure) as required under Regulation G of the Securities Exchange Act of 1934:

	Quarter Ended June 30, 2014
(in millions)	Refining, distribution and marketing	Commodity marketing and logistics
Gross margin	$18.4	$2.6
Operating expense, excluding DD&A expense	(34.0)	—
Depreciation, depletion and amortization expense	(2.5)	(0.5)
General and administrative expense	(0.3)	(0.8)
Acquisition and integration costs	(1.5)	—

Operating (loss) income	$(19.9)	$1.3

	Six Months Ended June 30, 2014
(in millions)	Refining, distribution and marketing	Commodity marketing and logistics
Gross margin	$45.4	$4.2
Operating expense, excluding DD&A expense	(67.2)	—
Depreciation, depletion and amortization expense	(4.7)	(1.0)
General and administrative expense	(1.3)	(1.7)
Acquisition and integration costs	(4.0)	—

Operating (loss) income	$(31.8)	$1.5

	Commodity marketing and logistics
(in millions)	For the Three Months Ended June 30, 2013	For the Six Months Ended June 30, 2013
Gross margin	$3.3	$13.2
Depreciation, depletion and amortization expense	(0.5)	(1.0)
General and administrative expense	(0.6)	(3.9)

Operating income	$2.2	$8.3

Gross margin is defined as revenues less cost of revenues, excluding operating expenses and depreciation, depletion and amortization expense. We believe gross margin is an important measure of operating performance and provides useful information to investors because it eliminates the impact of volatile market prices on revenues and demonstrates the earnings potential of the business before other fixed and variable costs. In order to assess our operating performance, we compare our gross margin (revenue less cost of revenues) to industry gross margin benchmarks.

Gross margin should not be considered an alternative to operating (loss) income, net cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Gross margin presented by other companies may not be comparable to our presentation since each company may define this term differently.

Investor Relations:

Stonegate Securities, Inc.

Preston Graham, 214-987-4121

preston@stonegateinc.com